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                                                                     Exhibit 1.2

                                                                   DRAFT 2/10/97



                              LOMAK PETROLEUM, INC.

                                  $100,000,000

                ____________% SENIOR SUBORDINATED NOTES DUE 2007

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                           ___________ ___, 1997

CHASE SECURITIES INC.
NATIONSBANC CAPITAL MARKETS, INC.
BEAR, STEARNS & CO., INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o Chase Securities Inc.
270 Park Avenue
New York, New York  10017

Dear Sirs:

                  Lomak Petroleum, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 principal amount of its __% Senior Subordinated Notes due 2007 (the "Notes"). The Notes are to be issued pursuant to an Indenture dated as of ________ __, 1997 (the "Indenture") to be entered into between the Company and ______________, as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (as defined below). The Notes will be jointly, severally and unconditionally guaranteed (the "Guarantees" and, together with the Notes, the "Securities") on a senior subordinated basis by each Restricted Subsidiary of the Company (as defined in the Indenture) and any future Restricted Subsidiary of the Company (the "Subsidiary Guarantors"). It is understood by all parties that the Company is concurrently entering into an agreement, dated the date hereof (the "Common Stock Underwriting Agreement") providing for the sale by the Company of an aggregate of 4,000,000 shares (plus up to 600,000 shares to cover over-allotments, if any) of the Company's Common Stock to certain underwriters for whom Morgan Stanley & Co. Incorporated, Paine Webber Incorporated, Smith Barney Inc., A.G. Edwards & Sons, Inc. and McDonald & Company Securities, Inc. are acting as representatives. This is to confirm the agreement concerning the purchase of the Securities from the Company by the several Underwriters named in
Schedule 1 hereto (the "Underwriters").

1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to and agrees with the several Underwriters on and as of the date hereof and the Closing Date (as defined in Section 3) that:




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                  (a) A registration statement on Form S-3 (No. 333-    ),
         including a form of prospectus, relating to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and has been filed by the Company with the Commission. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause
         (ii), the Company has included (or incorporated by reference) in such registration statement, as amended at the Effective Time (as defined below), all information (other than information permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")) required by the Securities Act and the rules thereunder to be included in the final prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the execution of this Agreement, will be included or made therein. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission, and "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act, any prospectus filed with the Commission by the Company pursuant to Rule 424(a) and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information. Such registration statement, as amended at the Effective Time, including all Rule 430A Information, if any, and any documents incorporated by reference therein at such time is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement is hereinafter referred to as the "Prospectus". Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the

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         Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

                  (b) At the Effective Time, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, at the Effective Time, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein (the "Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the statements relating to the Underwriters contained in the second, third and fifth paragraphs under the caption "Underwriting" in the Prospectus.

                  (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the Act.

                  (d) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending

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         against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of this Agreement, the Indenture or any other related agreement or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

                  (e) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or limited partnerships in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All the outstanding shares of capital stock or partnership interests, as the case may be, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Registration Statement, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                  (g) The execution, delivery and performance of this Agreement, the Indenture, the Notes and the agreement (the "Cometra Acquisition Agreement"), dated December 31, 1996, between the Company and American Cometra, Inc. ("Cometra") by the Company and the Guarantees by each of the Subsidiary Guarantors, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter, partnership agreement, by-laws or other organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the

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         registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Notes by the Company and the Guarantees by the Subsidiary Guarantors, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated hereby and thereby.

                  (h) The oil and gas reserve estimates of the Company and its subsidiaries contained in the Registration Statement and the Prospectus have been prepared primarily by independent petroleum consultants listed in the Prospectus in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved, and neither of the Company nor any of its subsidiaries has any reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its subsidiaries at the dates indicated.

                  (i) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

                  (j) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (k) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, partnership agreement, by-laws or other organizational documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject.

                  (l) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not have, singularly or in the aggregate, a Material Adverse Effect, and the

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         Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (m) The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Notes and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (n) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

                  (o) Each Subsidiary Guarantor has full right, power and authority to execute and deliver the Indenture and the Guarantees and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Indenture and the Guarantees and the consummation by each Subsidiary Guarantor of the transactions contemplated by the Indenture and the Guarantees have been duly and validly taken.

                  (p) The Indenture has been duly authorized by the Company and each Subsidiary Guarantor and, when duly executed by the proper officers of the Company and each Subsidiary Guarantor and delivered by the Company and each Subsidiary Guarantor, will constitute a valid and binding agreement of the Company and each Subsidiary Guarantor enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and each Guarantee has been duly authorized by each Subsidiary Guarantor and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding and will constitute valid and binding obligations of each Subsidiary Guarantor entitled to the benefits of the Indenture and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture and the Securities conform to the descriptions thereof contained in the Prospectus.


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                  (q) There are no persons with registration or other similar rights either to have any securities registered pursuant to the Registration Statement or to have any securities otherwise registered by the Company under the Securities Act in connection with or as a result of the execution, delivery and performance of this Agreement; except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries..

                  (r) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

                  (s) Neither the Company nor any of its subsidiaries is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (t) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

                  (v) The Company and each of its Subsidiaries have (i) good and defensible title to all its interests in its oil and gas properties, title investigations having been carried out by or on behalf of the Company or its subsidiaries in accordance with good practice in the oil and gas industry in the areas in which they operate; and (ii) good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each

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         case free and clear of all liens, encumbrances, claims and defects except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

                  (w) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

                  (x) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances, including, but not limited to, brine, crude oil, natural gas liquids and other petroleum materials, by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (y) As of the date hereof, (1) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and its subsidiaries have been properly and timely paid, and no proceeds form the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operation of the Company and its subsidiaries taken as a whole and (2) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company and its subsidiaries in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect;

                  (z) As of date hereof, the aggregate undiscounted monetary liability of the Company and its subsidiaries for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company and its subsidiaries in any petroleum or to receive cash or other payments to balance any disproportionate allocations of petroleum could not, singly or in the aggregate, have a Material Adverse Effect;

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                  (aa) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                  (bb) Arthur Andersen LLP, Ernst & Young LLP, Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP, are each independent certified public accountants with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations. The financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Prospectus comply in all material respects with the requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Prospectus under the headings " Prospectus Summary--Summary Historical and Pro Forma Financial Data", "Capitalization", "Selected Consolidated Financial Data" "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Executive Compensation" are derived from the accounting records of the Company and its subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial statements and other pro forma financial information and data contained in the Prospectus: (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with, and contain all material adjustments to the historical financial statements required by, the Commission's rules and guidelines with respect to pro forma financial statements, (iii) have been properly compiled on the basis described therein, and (iv) the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other historical financial and statistical information and data included in the Prospectus are, in all material respects, fairly presented.

                  (cc) The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts

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         and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (dd) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules or Regulations; the Company has not taken and will not take, directly or indirectly, any action prohibited by Rule 10b-6 under the Exchange Act in connection with the offering of the Securities.

                  (ee) Since the date as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business,
         (ii) the Company has not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business,
         (iii) the Company has not entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (ff) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (gg) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Prospectus) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured,
         (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (hh) Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

                  (ii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (jj) No forward looking statement within the meaning to
         Section 27A of the Securities Act and Section 21E of the Exchange Act contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  2. PURCHASE BY THE UNDERWRITERS. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Notes together with the related Guarantees set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to _____% of the principal amount thereof plus accrued interest, if any, from _______ __, 1997 to the Closing Date (as hereinafter defined).

                  The Company shall not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

                  3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M., New York City time, on ________ __, 1997, or at such other date or time, not later than seven full business days thereafter, as shall be agreed upon by the Underwriters and the Company (such date and time being referred to herein as the "Closing Date"). On the Closing Date, the Company shall deliver or cause to be delivered to the Underwriters certificates for the Securities in global registered form against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks drawn in New York Clearing House funds or similar next-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Securities shall be in definitive fully registered form, in such denominations and registered in such names as the Underwriters shall have requested in writing not less than two full business days prior to the Closing Date. The Company shall make the certificates for the Securities available for inspection by the Underwriters in New York, New York, not later than one full business day prior to the Closing Date.

                  4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with each of the several Underwriters:

                  (a) That, if the Effective Time is prior to the execution and delivery of this Agreement, to file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriters, subparagraph (4)) of Rule 424(b) within the time period prescribed by such rule and will provide evidence satisfactory to the Underwriters of such timely filing; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering and sale of the Securities;

                  (b) To advise the Underwriters promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and not to effect such amendment or supplementation without the consent of the Underwriters; to advise the Underwriters promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Underwriters promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use best efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order or suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (c) To furnish promptly to each of the Underwriters and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Underwriters such number of the following documents as the Underwriters may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture, the Guarantees, the computation of the ratio of earnings to fixed charges and the computation of per share earnings), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto);

                  (d) If the delivery of a prospectus is required at any time in connection with the sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary or advisable at such time to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof, and to promptly prepare and file with the Commission an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                  (e) As soon as practicable to make generally available to the Company's security holders and to deliver to the Underwriters an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
         158);

                  (f) For so long as the Securities are outstanding, to furnish to the Underwriters copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) For a period of 180 days from the date of the Prospectus, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any debt securities of the Company (other than the Securities) without the prior written consent of the Underwriters.

                  (h) Not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (i) In connection with the offering of the Securities, until the Underwriters shall have notified the Company of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Rule 10b-6 under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (j) In connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Underwriters;

                  (k) To furnish to each of the Underwriters on the date hereof a copy of the independent accountants' reports included in the Prospectus signed by the accountants rendering such report;

                  (l) To do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (m) To not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (n) To not take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to
         Section 4(d);

                  (o) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the

         Underwriters are notified), without the prior written consent of the Underwriters, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law; and

                  (p) To apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the heading "Use of Proceeds".

                  5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Registration Statement shall have become effective and the Indenture shall have been qualified under the Trust Indenture Act, and the Representative shall have received notice thereof, not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or
         (ii) 12:00 noon New York City time on the business day following the day on which the offering price was determined if such determination occurred after 3:00 p.m. New York City time on such date. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriters may agree.

                  (c) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All corporate or partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Indenture, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished and shall have caused its subsidiaries to have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (e) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Company and its subsidiaries, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex A hereto.

                  (f) The Representative shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company and its subsidiaries shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

                  (g) The Company shall have furnished to the Underwriters a letter from Arthur Andersen LLP, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex B hereto.

                  (h) The Company shall have furnished to the Underwriters a letter from Coopers & Lybrand L.L.P., dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex C hereto.

                  (i) The Company shall have furnished to the Underwriters a letter from each of Ernst & Young LLP and KPMG Peat Marwick LLP, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex D hereto.

                  (j) The Company shall have furnished to the Underwriters a letter (the "bring-down letter") from each of Arthur Andersen LLP, Ernst & Young LLP, Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP, addressed to the Underwriters and dated the Closing Date confirming, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by such firms letter delivered to the Underwriters concurrently with the execution of this Agreement and described in paragraph (g), (h) or (i) as the case may be (each, an "initial letter"). In addition, if the Effective Time is prior to the execution and delivery of this Agreement, Arthur Andersen LLP and Coopers & Lybrand L.L.P. shall confirm in their bring-down letters that they have performed the procedures specified in clause
         (iii) of Annex B and Annex C, respectively, with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in clause (iii) of Annex B and Annex C, respectively.

                  (k) The Company shall have furnished to the Underwriters a letter from each of Netherlands, Sewell and Associates , Inc., Wright & Co., Inc., H.J. Gruy and Associates, Inc., Huddleston & Co., Inc. and Clay, Holt & Klammer (the "Independent Petroleum Engineers") dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, confirming that they are independent petroleum consultants with respect to the Company and its subsidiaries, attaching their report with respect to the Company's and its subsidiaries oil and gas reserves and stating that as of the date of such letter they have no reason to believe that the conclusions and findings of such firm contained in such report are not true or correct.

                  (l) The Company shall have furnished to the Underwriters a letter (the "bring-down letter") from each of Independent Petroleum Engineers, addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter, the conclusions and findings of such firm with respect to the information and other matters covered by their letter delivered to the Underwriters concurrently with the execution of this Agreement and described in paragraph (k) and confirming in all material respects the conclusions and findings set forth in such prior letter.

                  (m) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, as of the Effective Time, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and since the Effective Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus pursuant to
         Section 4(d) hereof and (C) to the best of his or her knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

                  (n) The Indenture shall have been duly executed and delivered by the Company and the Trustee, the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee and the Guarantees shall have been duly executed and delivered by each of the Subsidiary Guarantors.

                  (o) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Closing Date.

                  (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (q) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                  (r) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities.

                  (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the several Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale and delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

                  (t) The closing under the Common Stock Underwriting Agreement shall have occurred concurrently with the closing hereunder.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  6. TERMINATION. This Agreement shall become effective upon the later of (i) when the Underwriters and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(p), 5(q), 5(r), or 5(s) shall have occurred.

                  7. DEFAULTING UNDERWRITERS. (a) If, on the Closing Date, any Underwriter or Underwriters defaults in the performance of its or their obligations under this Agreement, the remaining non-defaulting Underwriters may make arrangements for the purchase of such Securities by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Notes which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the remaining Underwriters and the Company do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
Schedule 1 hereto who, pursuant to this Section 7, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting Underwriter, either the remaining Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

                  8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) no notice shall have been given pursuant to Section 6 causing this Agreement to become effective, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  9. INDEMNIFICATION. (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Underwriter) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with any Underwriters' Information.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Company and the Underwriters in this
Section 9 and in Section 10 are in addition to any other liability which the Company or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. CONTRIBUTION. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10 are several in proportion to their respective underwriting obligations and not joint.

                  11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Initial Purchasers. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. EXPENSES. The Company agrees with the Underwriters to pay
(a) the costs incident to the authorization, issuance, sale, preparation, printing and delivery of the Notes and the related Guarantees and any stamp duties and transfer taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement;
(d) the costs of printing, reproducing and distributing the Indenture, this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes and the related Guarantees; (f) the fees and expenses of the Company's counsel and independent accountants; (g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by securities rating services for rating the Securities; (i) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as otherwise provided in this Section 12 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

                  13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

                  14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Lawrence S. Landry, fax: (212) 270-0994;

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: John H. Pinkerton;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail to such Underwriter at its address set forth on Schedule 2 hereto. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters.

                  15. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        LOMAK PETROLEUM, INC.


                                        By ________________________________
                                           Name:
                                           Title:

Accepted:

CHASE SECURITIES INC.
NATIONSBANC CAPITAL MARKETS, INC.
BEAR, STEARNS & CO., INC.
CREDIT SUISSE FIRST BOSTON CORPORATION

By: Chase Securities Inc.



By ____________________________________
           Authorized Signatory

                                   SCHEDULE 1


                                                                  Principal
                                                                   Amount
Underwriters                                                      of Notes
------------                                                      --------
Chase Securities Inc...........................................  $
NationsBanc Capital Markets, Inc...............................
Bear, Stearns & Co., Inc.......................................
Credit Suisse First Boston Corporation.........................



                                                                 ------------
Total..........................................................  $100,000,000
                                                                 ============

                                   Schedule 2
                              ADDRESSES FOR NOTICES

Chase Securities Inc.
One Chase Plaza, 25th Floor
New York, New York  10081
Attention:  Legal Department

NationsBanc Capital Markets, Inc.
100 North Tryon Street
Charlotte, NC 28255 Attention:

Bear, Stearns & Co., Inc.
245 Park Avenue
New York, New York 10167
Attention:

Credit Suisse First Boston Corporation
3030 Texas Commerce Tower
Houston, Texas 77002
Attention:

                                                                         ANNEX A


                  [Form of Opinion of Counsel for the Company]

Vinson & Elkins shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

                           (i) The Company and each of its subsidiaries have
                  been duly organized and are validly existing as corporations or limited partnerships in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged (except where the failure to so qualify or have such power and authority would not have a Material Adverse Effect);

                           (ii) The Company has the authorized capitalization
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock or partnership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (iii) The Registration Statement was declared
                  effective under the Securities Act and the Indenture was qualified under the Trust Indenture Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

                           (iv) The Registration Statement and the Prospectus
                  and any further amendments or supplements to the Registration Statement or the Prospectus made by the Company and the Subsidiary Guarantors prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                           (v) The documents incorporated by reference in the
                  Prospectus and the Registration Statement, as of the dates they were filed with the Commission or became effective, as the case may be, comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder (other than financial statements and related schedules therein, as to which such counsel need express no opinion);

                           (vi) The Indenture complies as to form in all
                  material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder;

                           (vii) the descriptions in the Offering Memorandum of
                  statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; and to the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed;

                           (viii) (x) The Company has full right, power and
                  authority to execute and deliver this Agreement, the Indenture and the Notes and to perform its obligations hereunder and thereunder, (y) each Subsidiary Guarantor has the full right, power and authority to execute and deliver the Guarantees and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Indenture, the Notes and the Guarantees and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken;

                           (ix) The Underwriting Agreement has been duly
                  authorized, executed and delivered by the Company;

                           (x) The Indenture has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                           (xi) The Notes have been duly authorized and executed
                  by the Company and, upon the due authentication and delivery thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); and the Indenture and the Securities conform to the descriptions thereof contained in the Prospectus;

                           (xii) The Guarantees have been duly authorized,
                  executed and delivered by each Subsidiary Guarantor and constitutes a valid and binding agreement of the parties thereto enforceable against the parties thereto in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                           (xiii) The execution, delivery and performance of
                  this Agreement, the Cometra Acquisition Agreement, the Indenture and the Notes by the Company, the Guarantees by each of the Subsidiary Guarantors, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter, partnership agreements, by-laws or other organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court, arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court, arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees by the Company and the Subsidiary Guarantors, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby and thereby;

                           (xiv) To the best of such counsel's knowledge and
                  except as set forth in the Prospectus, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject which (A) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of this Agreement, the Indenture, the Notes or the Guarantees or any action taken or to be taken pursuant thereto; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (xv) Neither the Company nor any of its subsidiaries
                  is an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the Company's securities or (B) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

                           (xvi) neither the consummation of the transactions
                  contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Federal Reserve Board;

                  References to the Prospectus in such counsel's opinion shall include any supplements thereto at the Closing Date.

         Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Prospectus, any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement (or any post-effective amendment thereto), at the time of its effective date (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or Rule 434, if applicable), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any document incorporated by reference in the Prospectus when they were filed with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no belief) .

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Underwriters.

                                                                         ANNEX B


             [Form of Initial Comfort Letter of Arthur Andersen LLP]

                  The Company shall have furnished to the Underwriters a letter from Arthur Andersen LLP, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, substantially to the effect set forth below:

                           (i) they are independent public accountants with
                  respect to the Company and its subsidiaries within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission;

                           (ii) in their opinion the consolidated financial
                  statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations;

                           (iii) based upon the procedures of the American
                  Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71 ("SAS No. 71"), reading of the minutes, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriters and described in detail in such letter, nothing has come to their attention that causes them to believe that: (A) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the accounting requirements; (B) any material modifications should be made to the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (C) the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the related published rules and regulations; (D) at the date of last available balance sheet, there was any change in the capital stock, increase in long-term debt, decrease in net current assets or stockholders' equity as compared with the amounts shown in the ___________, 199_ unaudited condensed consolidated balance sheet included in the Registration Statement and the Prospectus or (E) for the period from ________, 199_ to the last date included in the period covered by the latest available income statement there were any decreases, as compared with the corresponding period in the preceding year in net revenues, income from operations or EBITDA or in total or per share amounts of net income of the Company and its subsidiaries except, in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

                           (iv) based upon the procedures detailed in such
                  letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that
                  (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets or stockholders' equity as compared with the amounts shown in the __________ ___, 199_ unaudited balance sheet included in the Prospectus or (B) for the period from __________ ____, 199_ to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net revenues, income from operations, EBITDA or in total or per share net income, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters;

                           (v) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                           (vi) on the basis of a reading of the unaudited pro
                  forma financial statements and information included in the Registration Statement and the Prospectus; carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements and information do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements and information.

References to the Prospectus in such comfort letter include any supplement thereto at the date of the letter.

                                                                         ANNEX C


          [Form of Initial Comfort Letter of Coopers & Lybrand L.L.P.]


                  The Company shall have furnished to the Underwriters a letter from Coopers & Lybrand L.L.P., dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, substantially to the effect set forth below:

                                  (i) they are independent public accountants
                  with respect to the Company and its subsidiaries within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission;

                                 (ii) in their opinion the consolidated
                  financial statements and financial statement schedules of America Cometra, Inc. ("Cometra") audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations;

                                (iii) based upon the procedures of the American
                  Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71 ("SAS No. 71"), inquiries of certain officials of Cometra who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriters and described in detail in such letter, nothing has come to their attention that causes them to believe that: (A) any unaudited Cometra financial statements included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the accounting requirements; (B) any material modifications should be made to the unaudited condensed consolidated Cometra financial statements included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles; (C) the unaudited condensed consolidated Cometra financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable requirements of the Securities Act and the related published rules and regulations; (D) (1) at the date of last available balance sheet for Cometra, there was any increase in long-term debt, decrease in consolidated net current assets or stockholders' equity as compared with the amounts shown in the ___________, 199_ unaudited condensed consolidated balance sheet included in the Registration Statement or (2) for the period from _________, 199_ to the last date included in the period covered by the latest available income statement there were any decreases, as compared with the corresponding period in the preceding year in net revenues, income from operations, EBITDA or in total or per share amounts of net income of Cometra except, in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Cometra as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

                                    (iv) based upon the procedures detailed in
                  such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of Cometra who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that
                  (A) at a specified date not more than three business days prior to the date of such letter, there was any increase in long-term debt or decrease in net current assets as compared with the amounts shown in the ____________ ____, 199_ unaudited balance sheet included in the Prospectus or (B) for the period from _____________ _____, 199_ to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net revenues, income from operations, EBITDA or total or per share amounts of net income, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by Cometra as to the significance thereof unless said explanation is not deemed necessary by the Underwriters;

                                  (v) they have performed certain other
                  specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of Cometra and its subsidiaries, excluding any questions of legal interpretation; and

References to the Prospectus in such comfort letter include any supplement thereto at the date of the letter.

                                                                         ANNEX D


 [Form of Initial Comfort Letter of Ernst & Young LLP and KPMG Peat Marwick LLP]


                  The Company shall have furnished to the Underwriters a letter from each of Ernst & Young LLP and KPMG Peat Marwick LLP, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, substantially to the effect set forth below:



                           (i) they are independent public accountants with
                  respect to the Company and its subsidiaries within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; and

                           (ii) in their opinion the consolidated financial
                  statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations.

References to the Prospectus in such comfort letters include any supplement thereto at the date of the letter.